EXHIBIT 99.1



FOR IMMEDIATE RELEASE



Contacts:                  Media                      Investors
                           -----                      ---------
                           Brad Burns                 Scott Hamilton
                           (800) 644-NEWS             (877) 624-9266



          WORLDCOM, INC. ANNOUNCES POSTPONEMENT OF CONVERSION OF MCI
                              GROUP COMMON STOCK

CLINTON, Miss., July 12, 2002 - WorldCom, Inc. (Nasdaq: WCOME, MCITE), today announced that at the request of the Securities and Exchange Commission, the United States District Court of the Southern District of New York has entered an order staying for seven business days the previously announced conversion of each outstanding share of MCI Group Common Stock into 1.3594 shares of WorldCom Group Common Stock.

About WorldCom, Inc.

WorldCom, Inc. (NASDAQ: WCOME, MCITE) is a pre-eminent global communications provider for the digital generation, operating in more than 65 countries. With one of the most expansive, wholly-owned IP networks in the world, WorldCom provides innovative data and Internet services for businesses to communicate in today's market. In April 2002, WorldCom launched THE NEIGHBORHOOD BUILT BY MCI - the industry's first truly any-distance, all-inclusive local and long-distance offering to consumers for one fixed monthly price. For more information, go to http://www.worldcom.com.



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